Exhibit 99.1

Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800 618-BANK
www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

April 22, 2004

News Media & Financial Analyst Contact:

Alan Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bancorp Reports Increase in First Quarter Earnings per Share

Clinton, NJ - Unity Bancorp, Inc (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $1.2 million, or $0.21 per diluted share, for the quarter ended March 31, 2004, a 5.0% increase compared to $1.2 million, or $0.20 per diluted share, for the quarter ended March 31, 2003.  Return on average assets and average common equity for the first quarter of 2004 were 1.04% and 15.32%, respectively, as compared to 1.09% and 17.23%, respectively, for the first quarter of 2003.

Net interest income was $4.6 million for the first quarter of 2004, compared to $4.3 million in the comparable quarter a year ago. Net interest margin was 4.25% for the first quarter of 2004 compared to 4.19% for the first quarter of 2003.  The Company’s net interest margin improved from the same quarter in 2003 primarily due to the lower cost of funds.

“We remain optimistic that by keeping to our business plan and managing interest rate risk, our net interest income will improve in future periods. Our net interest income continued to show improvement, with a $367 thousand, or 8.6% increase over the first quarter of 2003. The continued low interest rate environment has challenged the industry yet our net interest margin remains stable,” said Unity President, James A. Hughes.

The provision for loan losses for the first quarter of 2004 was $250 thousand, compared to $375 thousand for the quarter ended December 31, 2003, and $450 thousand in the first quarter of 2003.  The decline in the provision from the prior quarter is due to a lower level of non-performing loans and the decline in outstanding loans.  Net loan charge-offs for the quarter ended March 31, 2004 were $136 thousand, compared to $162 thousand for the quarter ended March 31, 2003.

Total non-interest income for the first quarter of 2004 was $1.9 million, down from $2.1 million in the same period a year ago.  Gains on sales of SBA loans amounted to $738 thousand for the first quarter of 2004, compared to $819 thousand for the quarter ended March 31, 2003.  The decline in SBA gains is primarily due to the cap that was placed on the SBA 7a program. Service charges on deposits for the first quarter of 2004 decreased $164 thousand compared to the first quarter of 2003 as a result of lower overdraft fees and the Company choosing to mitigate overdraft risk with certain customers. Service and loan fees for the first quarter of 2004 increased $50 thousand from the prior year’s comparable quarter due to increased levels of loan prepayment penalties.

A primary source of revenue for the Company is gains on the sale of SBA (“Small Business Administration”) 7a loans.  As a result of funding limitations experienced by the Small Business Administration, the SBA imposed a $750 thousand loan cap for the first quarter of 2004, as compared to $2.0 million in 2003.  Although the cap was lifted in April 2004, the impact of the cap reduced the amount of loan originations and resulting gains on SBA loans in the first quarter.

Total non-interest expenses for the first quarter of 2004 were $4.4 million, an increase of 8.6% from the prior year’s comparable quarter. The increase from the prior year’s comparable quarter was primarily due to the increased compensation and benefit costs primarily attributed to increased head count, merit increases and rising health care costs. Processing and communications expense in the first quarter of 2004 decreased $100 thousand from the first quarter of 2003, due to lower payroll processing costs and lower costs related to the ordering and shipment of coin and currency. Loan servicing costs in the first quarter of 2004 increased $60 thousand from the first quarter of 2003 due to increased legal and loan collection costs associated with non-performing loans.

Total assets at March 31, 2004 were $473.3 million, a 6.2% increase from a year ago.  The increase in assets from the prior year was primarily due to growth in the Company’s loan and securities portfolios and federal funds sold.  During the first quarter, the Company held a larger balance of federal funds sold to position for a rising rate environment. Total loans at March 31, 2004 were $331.5 million, a 4.0% increase from March 31, 2003.  The growth in the loan portfolio occurred primarily in commercial and consumer loans, which totaled $188.7 million and $37.6 million at March 31, 2004, an increase of 9.0% and 28.6%, respectively, from a year ago.  SBA loans held for investment were $48.7 million at March 31, 2004, down 2.6% from a year ago due to prepayments and lower originations due to the cap on SBA 7a loans.  Due to continued prepayments, residential mortgage loans declined 6.6% from a year ago and totaled $48.9 million at March 31, 2004.

Total deposits at March 31, 2004 were $409.3 million, a 3.9% increase from March 31, 2003.  This increase was primarily the result of growth in non-interest bearing demand deposits and  “Opportunity Checking,” Unity’s premier interest-bearing checking product. Non-interest bearing accounts totaled $86.8 million at March 31, 2004, up 7.4% from a year ago.

At March 31, 2004, the allowance for loan losses was 1.65% of total loans, compared to 1.58 % and 1.38% for the quarters ended December 31, 2003 and March 31, 2003, respectively.  Non-performing assets at March 31, 2004 were $5.1 million, compared to $5.7 million at December 31, 2003, and $3.8 at March 31, 2003.  Included in non-performing assets are approximately $900 thousand of loans that are guaranteed by the Small Business Administration.   There were no loans greater than 90 days and still accruing interest as of March 31, 2004 compared to $1.9 million and $2.1 million at December 31, 2003 and March 31, 2003, respectively.

“We will continue to actively manage our credit risk. During the quarter, as a result of increased collection efforts we saw a marked improvement in our asset quality,” said   Mr. Hughes.

Total shareholders’ equity was $32.5 million at March 31, 2004, a 16.7% increase from the prior year.  The increase in shareholders’ equity over the prior year was due to retained profits and the increase in other comprehensive income primarily offset by the payment of cash dividends.

As of March 31, 2004, the Company’s Tier I leverage ratio was 9.09%, Tier I risk-based capital ratio was 11.65%, and total risk-based capital ratio was 12.90%. All regulatory capital ratios exceed the well-capitalized federal capital adequacy requirements as of March 31, 2004.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with $473 million in assets and $409 million in deposits.  Unity Bank provides financial services to retail, corporate & small business customers through its 13 retail service centers located in Hunterdon, Middlesex, Somerset and Union counties in New Jersey. For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Bancorp, Inc.

Consolidated Financial Highlights

(Dollars in thousands, except per share data)

	3/31/2004	12/31/2003	3/31/2003
BALANCE SHEET DATA:
Assets	473,261	467,419	445,549
Deposits	409,330	414,982	394,025
Loans	331,507	339,755	318,612
Securities	87,551	92,347	79,919
Shareholders’ equity	32,470	30,762	27,824
Allowance for loan losses	5,466	5,352	4,382

FINANCIAL DATA - QUARTER TO DATE:
Net income before taxes	1,846	1,461	1,853
Federal and state income tax provision	652	547	701
Net income	1,194	914	1,152

Per share-basic	0.22	0.17	0.21
Per share-diluted	0.21	0.16	0.20

Return on average assets	1.04	0.81	1.09
Return on average common equity	15.32	12.30	17.23
Efficiency ratio	68.31	73.66	64.62

SHARE INFORMATION:
Closing price per share	13.45	11.43	7.99
Book value per share	5.93	5.68	5.16
Average diluted shares outstanding (QTD)	5,748	5,661	5,671

CAPITAL RATIOS:
Total equity to total assets	6.86	6.59	6.25
Tier I capital to average assets (leverage)	9.09	9.02	8.59
Tier I capital to risk-adjusted assets	11.65	11.28	11.03
Total risk-based capital	12.90	12.53	12.28

CREDIT QUALITY AND RATIOS:
Nonperforming assets	5,061	5,722	3,803
Net charge offs (recoveries) to average loans (QTD)	0.16	(0.02)	0.21
Allowance for loan losses to total loans	1.65	1.58	1.38
Nonperforming assets to total loans and OREO	1.53	1.68	1.19

Unity Bancorp, Inc.

Consolidated Balance Sheets

(In thousands)

	3/31/2004	12/31/2003	3/31/2003
ASSETS
Cash and due from banks	9,950	11,915	12,188
Federal funds sold and interest bearing deposits	35,306	14,500	25,000
Securities:
Available for sale	75,159	79,277	55,813
Held to maturity	12,392	13,070	24,106
Total securities	87,551	92,347	79,919
Loans:
SBA - Held for sale	7,637	14,014	13,846
SBA - Held to Maturity	48,740	49,983	50,045
Commercial	188,707	188,197	173,191
Residential mortgage	48,862	51,176	52,321
Consumer	37,561	36,385	29,209
Total loans	331,507	339,755	318,612
Less: Allowance for loan losses	5,466	5,352	4,382
Net loans	326,041	334,403	314,230
Premises and equipment, net	6,764	5,979	8,569
Accrued interest receivable	2,340	2,389	2,455
Loan servicing asset	1,320	1,063	304
Other assets	3,989	4,823	2,884
Total Assets	473,261	467,419	445,549

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand deposits	86,781	86,802	80,794
Interest-bearing deposits:
Interest bearing checking	190,247	199,510	181,599
Savings	37,748	38,447	36,484
Time, under $100,000	64,813	66,595	67,850
Time, $100,000 and over	29,741	23,628	27,298
Total deposits	409,330	414,982	394,025
Borrowed funds and subordinated debentures	29,279	19,279	22,024
Accrued interest payable	178	185	236
Accrued expenses and other liabilities	2,004	2,211	1,440
Total liabilities	440,791	436,657	417,725
Commitments and Contingencies	—	—	—

Shareholders’ equity:
Common stock, no par value, 12,500 shares authorized	32,237	31,989	31,827
Retained earnings (deficit)	229	(746)	(3,854)
Accumulated other comprehensive income (loss), net of tax	4	(481)	(149)
Total shareholders’ equity	32,470	30,762	27,824
Total Liabilities and Shareholders’ Equity	473,261	467,419	445,549

COMMON SHARES AT PERIOD END:
Issued	5,473	5,415	5,393
Outstanding	5,473	5,415	5,393
Treasury	—	—	—

Unity Bancorp Inc.

Consolidated Statements of Income

(In thousands, except per share data)

FOR THE THREE MONTHS ENDED:	3/31/2004	12/31/2003	3/31/2003
INTEREST INCOME
Fed funds sold and interest on deposits	32	32	16
Securities:
Available for sale	757	726	545
Held to maturity	177	183	307
Total securities	934	909	852
Loans:
SBA	1,019	995	1,042
Commercial	3,096	3,133	3,019
Residential mortgage	703	745	877
Consumer	442	462	384
Total loan interest income	5,260	5,335	5,322
Total interest income	6,226	6,276	6,190
INTEREST EXPENSE
Interest bearing demand deposits	630	625	788
Savings deposits	107	107	106
Time deposits	618	660	744
Borrowed funds and subordinated debentures	253	265	301
Total interest expense	1,608	1,657	1,939
Net interest income	4,618	4,619	4,251
Provision for loan losses	250	375	450
Net interest income after provision for loan losses	4,368	4,244	3,801
NONINTEREST INCOME
Service charges on deposit accounts	406	448	570
Service and loan fee income	471	477	421
Gain on SBA loan sales	738	738	819
Net securities (loss) gains	53	82	83
Other income	213	378	214
Total noninterest income	1,881	2,123	2,107
NONINTEREST EXPENSES
Compensation and benefits	2,239	2,304	1,910
Processing and communications	474	462	574
Occupancy, net	529	510	478
Furniture and equipment	263	285	241
Professional services	231	877	252
Loan servicing costs	180	140	120
Advertising	144	159	131
Deposit insurance	15	15	16
Other	328	154	333
Total noninterest expenses	4,403	4,906	4,055
Income before taxes	1,846	1,461	1,853
Federal and state income tax provision	652	547	701
Net Income	1,194	914	1,152

Net Income Per Common Share-Basic	0.22	0.17	0.21
Net Income Per Common Share-Diluted	0.21	0.16	0.20

AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,462	5,398	5,393
Diluted	5,748	5,661	5,671

Consolidated Average Balance Sheets

with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended 3/31/2004			Three Months Ended 12/31/2003
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and Interest-bearing deposits with banks	12,287	32	1.05	8,689	32	1.46
Securities:
Available for sale	77,256	787	4.07	74,746	750	4.01
Held to maturity	12,751	177	5.55	13,562	183	5.40
Total securities	90,007	964	4.28	88,308	933	4.23
Loans, net of unearned discount:
SBA	62,115	1,019	6.56	63,332	995	6.28
Commercial	186,562	3,096	6.67	180,519	3,133	6.89
Residential mortgage	49,787	703	5.65	50,993	745	5.84
Consumer	36,568	442	4.86	35,320	462	5.19
Total loans	335,032	5,260	6.30	330,164	5,335	6.43
Total interest- earning assets	437,326	6,256	5.74	427,161	6,300	5.87
Noninterest-earning assets:
Cash and due from banks	14,125			9,798
Allowance for loan losses	(5,510)			(5,193)
Other assets	14,163			14,660
Total noninterest- earning assets	22,778			19,265
Total Assets	460,104			446,426

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	188,999	630	1.34	188,205	625	1.32
Savings deposits	38,489	107	1.12	37,291	107	1.14
Time deposits	96,213	618	2.58	88,383	660	2.96
Total interest- bearing deposits	323,701	1,355	1.68	313,879	1,392	1.76
Borrowed funds and subordinated debentures	23,112	253	4.40	20,873	265	5.04
Total interest- bearing liabilities	346,813	1,608	1.86	334,752	1,657	1.96
Noninterest-bearing liabilities:
Demand deposits	79,834			80,286
Other liabilities	2,118			1,910
Total noninterest- bearing liabilities	81,952			82,196
Shareholders’ equity	31,339			29,478
Total Liabilities and Shareholders’ Equity	460,104			446,426

Net interest spread		4,648	3.88		4,643	3.91
Tax-equivalent basis adjustment		(30)			(24)
Net interest income		4,618			4,619

Net interest margin			4.25			4.35

Unity Bancorp, Inc.

Consolidated Average Balance Sheets

with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended 3/31/2004			Three Months Ended 3/31/2003
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and
Interest-bearing deposits with banks	12,287	32	1.05	6,300	16	1.03
Securities:
Available for sale	77,256	787	4.07	53,709	545	4.06
Held to maturity	12,751	177	5.55	25,813	307	4.76
Total securities	90,007	964	4.28	79,522	852	4.29
Loans, net of unearned discount:
SBA	62,115	1,019	6.56	68,645	1,042	6.07
Commercial	186,562	3,096	6.67	167,536	3,019	7.31
Residential mortgage	49,787	703	5.65	55,522	877	6.32
Consumer	36,568	442	4.86	28,533	384	5.46
Total loans	335,032	5,260	6.30	320,236	5,322	6.71
Total interest-earning assets	437,326	6,256	5.74	406,058	6,190	6.15
Noninterest-earning assets:
Cash and due from banks	14,125			15,026
Allowance for loan losses	(5,510)			(4,338)
Other assets	14,163			13,050
Total noninterest- earning assets	22,778			23,738
Total Assets	460,104			429,796

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	188,999	630	1.34	178,649	788	1.79
Savings deposits	38,489	107	1.12	34,726	106	1.24
Time deposits	96,213	618	2.58	93,580	744	3.22
Total interest-bearing deposits	323,701	1,355	1.68	306,955	1,638	2.16
Borrowed funds and subordinated debentures	23,112	253	4.40	21,908	301	5.57
Total interest-bearing liabilities	346,813	1,608	1.86	328,863	1,939	2.39
Noninterest-bearing liabilities:
Demand deposits	79,834			72,892
Other liabilities	2,118			925
Total noninterest- bearing liabilities	81,952			73,817
Shareholders’ equity	31,339			27,116
Total Liabilities and Shareholders’ Equity	460,104			429,796

Net interest spread		4,648	3.88		4,251	3.76
Tax-equivalent basis adjustment		(30)			—
Net interest income		4,618			4,251

Net interest margin			4.25			4.19

Unity Bancorp, Inc.

Allowance for Loan Losses and Loan Quality Schedules

(Dollars in thousands)

	3/31/ 2004	12/31/ 2003	9/30/ 2003	6/30/ 2003	3/31/ 2003
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning	5,352	4,960	4,649	4,382	4,094
Provision charged to expense	250	375	375	400	450
	5,602	5,335	5,024	4,782	4,544
Less: Charge offs
SBA	98	185	112	129	60
Commercial	181	65	55	30	144
Residential mortgage	—	—	—	—	—
Consumer	3	12	42	8	31
Total Charge Offs	282	262	209	167	235
Add: Recoveries
SBA	17	6	40	28	4
Commercial	125	268	101	—	50
Residential mortgage	—	—	—	—	—
Consumer	4	5	4	6	19
Total Recoveries	146	279	145	34	73
Net Charge Offs	136	(17)	64	133	162
Balance, ending	5,466	5,352	4,960	4,649	4,382

LOAN QUALITY INFORMATION:
Nonperforming loans	4,723	5,395	3,854	3,310	3,545
Other real estate owned, net	338	327	396	237	258
Nonperforming assets	5,061	5,722	4,250	3,547	3,803

Loans 90 days past due and still accruing	0	1,876	165	759	2,130

Allowance for loan losses to:
Total loans at period end	1.65	1.58	1.54	1.43	1.38
Nonperforming loans	115.73	99.20	128.70	140.45	123.61
Nonperforming assets	108.00	93.53	116.71	131.07	115.22
Net charge offs to average loans (QTD)	0.16	(0.02)	0.08	0.17	0.21
Net charge offs to average loans (YTD)	0.16	0.11	0.15	0.18	0.21
Nonperforming loans to total loans	1.42	1.59	1.20	1.02	1.11
Nonperforming assets to total loans and OREO	1.53	1.68	1.32	1.09	1.19

Unity Bancorp, Inc.

Quarterly Financial Data

	3/31/ 2004	12/31/ 2003	9/30/ 2003	6/30/ 2003	3/31/ 2003
SUMMARY OF INCOME (in thousands) :
Interest income	6,226	6,276	6,139	6,290	6,190
Interest expense	1,608	1,657	1,673	1,759	1,939
Net interest income	4,618	4,619	4,466	4,531	4,251
Provision for loan losses	250	375	375	400	450
Net interest income after provision	4,368	4,244	4,091	4,131	3,801
Noninterest income	1,881	2,123	2,125	1,988	2,107
Noninterest expense	4,403	4,906	4,167	4,201	4,055
Income before income taxes	1,846	1,461	2,049	1,918	1,853
Federal and state income tax provision	652	547	747	703	701
Net Income	1,194	914	1,302	1,215	1,152
Net Income per Common Share:
Basic	0.22	0.17	0.24	0.23	0.21
Diluted	0.21	0.16	0.23	0.22	0.20
COMMON SHARE DATA:
Cash dividends declared	0.04	0.03	0.03	—	—
Book value at quarter end	5.93	5.68	5.48	5.42	5.16
Market value at quarter end	13.45	11.43	11.20	10.20	7.99
Average common shares outstanding: (000’s)
Basic	5,462	5,398	5,398	5,393	5,393
Diluted	5,748	5,661	5,661	5,610	5,671
Common shares outstanding at period end (000’s)	5,473	5,415	5,399	5,393	5,393
OPERATING RATIOS:
Return on average assets	1.04	0.81	1.14	1.11	1.09
Return on average common equity	15.32	12.30	17.70	17.14	17.23
Efficiency ratio	68.31	73.66	62.98	64.81	64.62
BALANCE SHEET DATA (in thousands):
Assets	473,261	467,419	450,788	449,049	445,549
Deposits	409,330	414,982	399,451	397,098	394,025
Loans	331,507	339,755	321,629	325,221	318,612
Shareholders’ equity	32,470	30,762	29,564	29,238	27,824
Allowance for loan losses	5,466	5,352	4,960	4,649	4,382
TAX-EQUIVALENT YIELDS AND RATES:
Interest-earning assets	5.74	5.87	5.71	6.10	6.15
Interest-bearing liabilities	1.86	1.96	1.96	2.12	2.39
Net interest spread	3.88	3.91	3.75	3.98	3.76
Net interest margin	4.25	4.35	4.18	4.39	4.19
CREDIT QUALITY:
Nonperforming assets (in thousands)	5,061	5,722	4,250	3,547	3,803
Allowance for loan losses to period-end loans	1.65	1.58	1.54	1.43	1.38
Net charge offs (recoveries) to average loans	0.16	(0.02)	0.08	0.17	0.21
Nonperforming assets to loans and OREO	1.53	1.68	1.32	1.09	1.19
CAPITAL AND OTHER:
Total equity to assets	6.86	6.58	6.56	6.51	6.24
Tier I capital to average assets (leverage)	9.09	9.02	8.65	8.61	8.59
Tier I capital to risk-adjusted assets	11.65	11.28	11.43	10.88	11.03
Total capital to risk-adjusted assets	12.90	12.53	12.68	12.13	12.28
Number of banking offices	13	13	12	12	12
Number of ATMs	14	14	13	13	13
Number of employees	166	173	168	171	160